EXHIBIT 10.15

SETTLEMENT AGREEMENT AND MUTUAL AND GENERAL RELEASE

This Settlement Agreement and Mutual and General Release (the "Settle-ment greement") is made and entered into as of the 25th day of January , 2001, by and between Worldwide Wireless Networks, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company") and Sinclair Davis Trading Corporation., a corporation organized and existing under the laws of the State of New York ("SD Corporation"), directly and for and on behalf of their respective predecessors, agents, servants, employees, owners, shareholders, officers, directors, partners, associates, attorneys, representaives, successors, assigns, heirs, spouses, former spouses, domestic or other partners, agencies, firms, brokers, appraisers, associations, partner-ships, sole proprietorships and corporations, and each and all of them , as appropriate in context, and is based upon the following Recitals. The Company and SD Corporation are sometimes referred to collectively herein as the "Parties".

R E C I T A L S

A. The Parties previously have entered into that certain S.D. Trading Corp. Agreement by and between SD Corporation and the Company (the "Agreement") dated November 29, 2000.

B. The Parties have now rescinded that Agreement due to various mistakes of fact and other issues which have arisen with respect to the Agreement.

C. The Parties now desire to settle and resolve these matters between one another on the terms and conditions set forth in this Settlement Agreement, to release each other from any liability therefor and to establish the framework for moving forward with a new, mutually acceptable agreement between the Parties.

      NOW, THEREFORE, in consideration of the terms, conditions and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

A G R E E M E N T

1. Nature of Settlement Agreement. This Settlement Agreement constitutes a fully-executed settlement instrument, accord and satisfaction, and a general, specific and mutual release of all claims by each of the Parties against the others arising from any disputes, claims, controversies, and allegations of whatever nature, whether or not expressly referred to in the Recitals, arising out of or resulting from the Agreement and its subsequent rescissions.

2.      Terms of Settlement Agreement and Release.

2.1 Ratification of Rescission. Upon execution of this Settlement Agreement, the Parties hereby ratify and confirm their prior rescission of the Agreement, and that all provisions, rights, and obligations stated therein have been unwound, revoked and are of no further force or effect.

      2.2 Consideration. As consideration for the release of all matters in dispute or potentially in dispute between the Parties, and in exchange for the release of all claims or potential claims between them, whether or not capable of being asserted in any legal proceeding, upon the execution of this Settlement Agreement by the Parties, the Company shall:

(a) issue to SD Corporation a stock certificate evidencing SD Corporation's ownership of two hundred twelve thousand five hundred (212,500) shares of the restricted common stock of the Company (the "Settlement Shares");

(b)      file a registration statement to register the Settlement
Shares within thirty (30) days of the date of this Agreement (the
"Effective Date");

(c) in the event that the Company does not file the registration statement to register the Settlement Shares within thirty (30) days after the Effective Date, the Company shall issue, as a premium and without further consideration paid by SD Corporation, an additional twenty thousand (20,000) shares of restricted Common Stock on the 31st day after the Effective Date to SD Corporation (upon the request of SD Corporation, the premium shares can be deposited into a third-party escrow, on terms which are mutually-acceptable to both parties, to ensure their delivery to SD Corporation should the conditions therefor be met);

(d) in the event that the Company does not file the registration statement to register the Settlement Shares within forty (40) days after the Effective Date, the Company shall issue, as a premium and without further consideration paid by SD Corporation, an additional thirty thousand (30,000) shares of restricted Common Stock on the 41st day after the Effective Date to SD Corporation, bringing the total amount of premium shares issued to SD Corporation pursuant to Clauses (c) and (d) of this Section 2.1 to Fifty Thousand (50,000) Premium Shares.

2.3      Representations and Warranties.

(a) Each Party hereby represents and warrants to each other that such Party has not assigned, conveyed or transferred, or purported to assign, convey or transfer to any person, firm or corporation, either voluntarily or involuntarily, any claim, cause of action, or right based on, or arising out of, or in connection with any matter, fact or issue related to the Agreement. To the extent any Party has assigned or transferred any claim, cause of action, or right based on or arising out of these matters, whether voluntarily or involun-tarily, or otherwise breached this warranty, said Party agrees to defend, indemnify and hold harmless each and all other Parties and their predecessors, successors, assigns, representatives, trustees, directors, officers, spouses, former spouses, domestic and other partners, agencies, shareholders, beneficiaries, agents, employees, receivers, attorneys, and each of them, from and against any claim, demand, debt, liability, account, obligation, cost, damage expense, lien, action or cause of action (including payment of legal fees and costs) based on or arising out of, or in connection with, any such transfer, conveyance or assignment, or the purported or claimed transfer, conveyance or assignment; and

(b) each Party hereby further represents and warrants to the other Parties, as applicable, the following:

(i) each Party is an entity organized and existing in good standing under the laws of the jurisdiction set forth in the Preamble to this Settlement Agreement;

(ii) each person signing this Settlement Agreement on behalf of a Party has the full power and authority to execute and deliver such Settlement Agreement on behalf of such Party, which Settlement Agreement, once so executed and delivered, shall be the legal and binding obligation of such Party, enforceable against such Party by any court of competent jurisdiction in accordance with their respective terms; and

(iii) no Party is a party to any contract, arrangement, undertaking, understanding, order, judgment, decree, law or statute which would restrict or limit such Party's ability to perform under the Settlement Agreement in accordance with its terms.

(c) The Parties each hereby agree that they shall be responsible for, and shall hold harmless and indemnify the other Party from and against, any obligation, liability, loss, cost, charge, damage or expense (including, but not limited to, reasonable attorneys' fees in defense thereof) of whatever type or nature to the extent any such obligation, liability, loss, cost, charge, damage or expense is the direct result from, or arises out of, such Party's breach of any material representation, warranty, covenant or agreement contained in this Settlement Agreement.

2.4 Release of All Claims. In consideration for this Settlement Agreement and the terms recited herein, the Parties hereby release and discharge each other and their respective predecessors, agents, servants, employees, owners, shareholders, officers, directors, partners, associates, attorneys, representatives, successors, assigns, heirs, spouses, former spouses, domestic or other partners, agencies, firms, brokers, appraisers, associations, partnerships, sole proprietor-ships and corporations, and each and all of them, of and from any and all obligations, liability, guarantees, actions, causes of action, damages, judgments, executions, debts, costs, expenses, attorney fees, taxes, liens, notes, securities, stocks, bonds, investments, claims, and demands whatsoever under the laws of the State of California, and of any other state of the United States and/or the United States of America and the laws of any other nation, country, territory or juris-diction, for, from, upon, under, on account of, growing or arising out of, or related to any and all acts, claims, factual circumstances, transactions, and occurrences referenced in the Recitals including, but not limited to, any and all obligations, contracts, liabilities, compensation (regular, overtime or benefits) due, guarantees, actions, causes of action and claims for relief arising by statute, common law or otherwise, judgments, indemnification agreements, hold harmless agreements, executions, debts, costs, expenses, attorney fees, damages, taxes, liens, notes, securities, stocks, bonds, investments, claims, charges and losses, of any kind, nature and character, now existing, known or unknown, or later becoming known, accrued or later accruing, resulting directly or indirectly, proximately or remotely, from any and all of the matters and things arising prior to, and subsequent to, the date this Settlement Agreement is executed (except as to all obligations arising under this Settlement Agreement). This release specifically applies to any and all claims and/or issues relating in any way to the Parties' dialogues, interests in or to any other aspect of the Company (except as to all performance obligations arising under this Settlement Agreement). The Parties acknowledge a full compromise and settlement, accord and complete satisfaction thereof. The Parties acknowledge that they may later discover facts different from or in addition to those they now know or believe to be true with respect to the claims, demands, causes of action, obligations, damages, and liabilities of any nature that are the subject of this Settlement Agreement and release. The Parties expressly agree that this Settlement Agreement and release shall be and remain effective in all respects regardless of such additional or different facts.

2.5 Section 1542 Waiver. It is further understood and agreed that the Parties specifically and expressly waive any and all rights under
Section 1542 of the California Civil Code, or any analogous federal, state or municipal law, rule, regulation or ordinance. Section 1542 provides as follows:

[Certain Claims Not Affected By General Release.]

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him, must have materially effected his settlement with the debtor."

2.6 Attorney's Fees and Costs. The Parties agree that each will bear their own costs and attorneys' fees incurred in connection with all matters resolved by this Settlement Agreement, except as otherwise may be expressly provided in this Settlement Agreement.

3. Good Faith Motion. The Parties agree to support any motion for a determination of good faith settlement initiated by any Party hereto with respect to any pending or future litigation and, further, to provide counsel for the moving party any declarations under penalty of perjury or affidavits necessary or reasonably requested in support thereof.

4. Remedies in the Event of a Breach. In the event of a breach of this Settlement Agreement, all legal and equitable remedies may be employed to enforce the terms herein, including, but not limited to, temporary restraining orders and preliminary injunctions, the support for which will be based on this Settlement Agreement and declarations or other prima facie proof of a violation of the terms. In the event of a violation of this Settlement Agreement, or any terms herein, the prevailing Party will be entitled to recover from the losing party the prevailing Party's reasonable attorney's fees and costs.

5. Successors. This Settlement Agreement is binding upon and shall inure to the benefit of the Parties and each party's respective successors, predecessors, assigns, heirs, spouses, principals, agents and personal representatives.

6. Interpretation. The Parties acknowledge and agree that they have been given the opportunity to independently review this Settlement Agreement with legal counsel prior to acceptance and agreement to the particular language and provisions. In the event of an ambiguity in, or dispute regarding the interpretation of same, the interpretation of this Settlement Agreement shall not be resolved by any rule of inter-pretation providing for interpretation against the party who causes the uncertainty to exist or against the drafts.

7. Entire Agreement. This Settlement Agreement contains the sole and entire agreement and understanding of the Parties with respect to the entire subject matter, and any and all prior discussions, negotia-tions, commitments and understandings related hereto are merged herein. No representations, oral or otherwise, express or implied other than those contained in this Settlement Agreement have been made by any Party. No other agreements not specifically referred to herein, oral or otherwise, shall be deemed to exist or to bind any of the Parties hereto.

8. Terms Mutually Independent. Each provision of this Settlement Agreement is independent of each other provision, except that this Settlement Agreement shall only be effective upon full performance as to the recited consideration and the extension of the full, complete, mutual, general and specific releases. Except for the mutual releases, in the event any provision is deemed invalid under applicable law, such term shall be severed from this Settlement Agreement and not otherwise affect the remaining terms.

9. Waiver, Modification and Amendment. No provisions of this Settlement Agreement may be waived unless in writing and signed by all Parties. Waiver of any one provision shall not be deemed to be a waiver of any other provision. This Settlement Agreement may be modified or amended only by a later writing signed by all of the Parties.

10. Governing Law; Venue. This Settlement Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Settlement Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

11. Specific Performance; Remedies Cumulative. The Parties hereby agree with each other that, in the event of any breach of this Settle-ment Agreement by any party where such breach may cause irreparable harm to any other Party, or where monetary damages may not be sufficient or may not be adequately quantified, then the affected Party or parties shall be entitled to specific performance, injunctive relief or such other equitable remedies as may be available to it, which remedies shall be cumulative and non-exclusive, and in addition to such other remedies as such party may otherwise have at law or in equity.

12. Titles and Captions. Paragraph titles and captions contained in this Settlement Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Settlement Agreement or the intent of any provision.

13. Counterpart Signature Pages. This Settlement Agreement may be executed by the Parties (and signed off on as having been reviewed and approved as to form by counsel of record) through counterpart signature pages (and not as part of one document bearing all signatures consecutively), all of which, when taken together, shall constitute satisfaction of the signature requirements.

14. Notices. All notices required under this Settlement Agreement shall be deemed effective if served by telecopier or, in the option of the sender, by Federal Express or other overnight delivery system (in which case service will be deemed effective on in-hand receipt), and shall be forwarded to the Parties as follows:

      (a) If to the Company, to Mr. Jerry Collazo, 770 The City Drive South, Suite 3700, Orange, California, 92868; T: (714) 937-5500;
F: (714) 937-6310.

            (b)      If to Sinclair Davis Trading Corporation, to
Brooke Bray, 108 Harbor Rd, Head of the Harbor, New York, 11780

Should addresses, facsimile numbers or other identified information change, notice shall be given in accordance with this provision.

15. Authority. The undersigned individuals and/or entities execute this Settlement Agreement on behalf of their respective parties, and represent and warrant that said individual and/or entities are authorized to enter into and execute this Settlement Agreement on behalf of such Parties, that the appropriate corporate resolutions or other consents have been passed and/or obtained (if necessary), and that this Settlement Agreement shall be binding on the party on whose benefit they are executing this Settlement Agreement.


[SIGNATURES ON FOLLOWING PAGE]



IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement as of the date and year first above written.



WORLDWIDE WIRELESS
NETWORKS, INC.                              ATTEST:



By: /s/ Jerry Collazo               By: /s/
        -------------                       ----------
        Jerry Collazo
        President                           Secretary


SINCLAIR DAVIS TRADING CORPORATION, INC.    ATTEST:



By: /s/ Brooke Bray                 By: /s/
        -----------                         ----------
        Brooke Bray
        President                           Secretary



Dated:  January 26, 2001


ITEM 28:  UNDERTAKINGS

The undersigned registrant will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section (10)(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(1) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(2) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Worldwide Wireless pursuant to the above mentioned provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(4) In the event that a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Worldwide Wireless in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of this issue.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on February 7, 2001.


Worldwide Wireless Networks, Inc.
  (Registrant)

By:      ________/s/_________________________
        Jerry Collazo, Chief Executive Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature
Title
Date


_______/s/______________
Jerry Collazo



Chief Executive Officer


March 13, 2001



_______/s/______________
Jerry Collazo

Chief Financial Officer and
Principal Accounting Officer
March 13, 2001